UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2026

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On October 14, 2026, Clear Channel Outdoor Holdings, Inc. filed a Current Report on Form 8-K (the “Original Current Report”) to report, among other things, the consummation of the Merger. Item 5.01 of the Original Current Report is hereby amended and restated in its entirety as follows:

As a result of the consummation of the Merger, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Parent. The total amount of cash consideration payable to the Company’s equityholders at closing in connection with the Merger and pursuant to the Merger Agreement was approximately $1.3 billion. The funds used by Parent to consummate the Merger and complete the related transactions came from (i) approximately $2.9 billion in the form of equity investments by funds affiliated with MIC Capital Management UK LLP (“Mubadala”), (ii) the proceeds of the incremental term loans described in Item 1.01 of the Original Current Report and (iii) cash on hand of the Company.

The information in the Introductory Note and in Item 2.01 and Item 5.02 of the Original Current Report is incorporated by reference into this Item 5.01. Capitalized terms used but not defined herein have the meanings given to them in the Original Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: October 16, 2026	By:	/s/ David Sailer
	Name:	David Sailer
	Title:	Chief Financial Officer

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